                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): December 7, 2001



                              GENOMICA CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       000-31637                                         23-2821818
(Commission File Number)                     (IRS Employer Identification No.)


                                1715 38TH STREET
                             BOULDER, COLORADO 80301
              (Address of Principal Executive Offices and Zip Code)



                                 (720) 565-4500
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

On December 5, 2001, the Company was served with a complaint filed in the District Court, County of Boulder, Colorado, by Rudolf Liedtke, on behalf of himself and purportedly on behalf of all others similarly situated, against the Company, each of the current members of its Board of Directors and one former Director seeking certain injunctive relief (the "Complaint"). The Complaint alleges a breach of fiduciary duty by the Board of Directors of the Company in connection with entering into that certain Agreement and Plan of Merger and Reorganization on November 19, 2001 between the Company and Exelixis, Inc. ("Exelixis"), pursuant to which Exelixis has commenced an exchange offer for each outstanding share of the Company's common stock. The Company believes the allegations stated in the Complaint are false and that the action is without merit. The Company intends to vigorously defend itself against the action.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS

                  None.




                                       2.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GENOMICA CORPORATION



Dated:  December 7, 2001                      By:  /s/ Daniel R. Hudspeth
                                                 -----------------------------
                                                       Daniel R. Hudspeth
                                                       Chief Financial Officer






                                       3.